UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 12, 2013

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
As previously reported on a Form 8-K dated April 4, 2013, the Board of Directors of Pier 1 Imports, Inc. (the “Company”) approved fiscal year 2014 long-term incentive awards. Each of the Company’s named executive officers, other than its President and Chief Executive Officer, received a long-term equity incentive award on April 12, 2013.  Alex W. Smith, the Company’s President and Chief Executive Officer, received long-term equity incentive awards pursuant to his employment agreement as previously reported on a Form 8-K dated March 3, 2013.

Information regarding the long-term equity incentive awards for the named executive officers is set forth in Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Summary of Long-Term Equity Incentive Awards for the named executive officers of Pier 1 Imports, Inc.

10.2	Form of Restricted Stock Award Agreement – April 12, 2013 Performance-Based Award

10.3	Form of Restricted Stock Award Agreement – April 12, 2013 Time-Based Award

10.4	Form of Restricted Stock Award Agreement – April 12, 2013 Performance-Based Award (“TSR”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: April 18, 2013	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of Long-Term Equity Incentive Awards for the named executive officers of Pier 1 Imports, Inc.

10.2	Form of Restricted Stock Award Agreement – April 12, 2013 Performance-Based Award

10.3	Form of Restricted Stock Award Agreement – April 12, 2013 Time-Based Award

10.4	Form of Restricted Stock Award Agreement – April 12, 2013 Performance-Based Award (“TSR”)